Exhibit 99.1

Seattle Genetics Completes Tender Offer for All Shares of Cascadian Therapeutics

BOTHELL WA – March 9, 2018 – Seattle Genetics, Inc. (Nasdaq:SGEN) today announced the expiration of the tender offer (the “Offer”) by a wholly owned subsidiary, “Merger Sub”, for all of the shares of common stock of Cascadian Therapeutics, Inc. (Nasdaq:CASC), for a price of $10.00 per share in cash, without interest, less any applicable withholding taxes. The Offer expired at 12:00 midnight, New York City time, on March 9, 2018. Seattle Genetics expects to complete today the acquisition of Cascadian Therapeutics through a merger without a vote of Cascadian Therapeutics stockholders pursuant to Section 251(h) of the Delaware General Corporation Law.

The depositary for the tender offer has advised Seattle Genetics that, as of the expiration of the Offer, a total of 50,195,129 shares had been validly tendered into and not validly withdrawn from the Offer, which tendered shares represent approximately 91% of Cascadian Therapeutics’ outstanding shares of common stock and a sufficient number of shares such that the minimum tender condition to the Offer was satisfied. Additionally, the depositary has advised that an additional 144,625 shares had been tendered by notice of guaranteed delivery, representing less than 1% of the Cascadian Therapeutics shares of common stock outstanding. Accordingly, all shares that were validly tendered and not validly withdrawn were accepted for payment and Seattle Genetics will promptly pay for all such tendered shares in accordance with the terms of the Offer.

As a result of the merger, Cascadian Therapeutics will become a subsidiary of Seattle Genetics. In the merger, each share of Cascadian Therapeutics (other than shares owned by stockholders who are entitled to demand and properly demand appraisal in connection with the merger and shares owned by Seattle Genetics, Merger Sub or any other wholly owned subsidiary of Seattle Genetics and shares owned by Cascadian Therapeutics or any wholly owned subsidiary of Cascadian Therapeutics, and in each case not held on behalf of third parties) will be cancelled and converted into the right to receive the same $10.00 per share in cash, without interest, less any applicable withholding taxes, that was paid in the Offer. Following completion of the merger, Cascadian Therapeutics common stock will no longer be listed for trading on the Nasdaq Global Select Market, which is expected to take effect later today.

About Seattle Genetics

Seattle Genetics is an innovative biotechnology company dedicated to improving the lives of people with cancer through novel antibody-based therapies. The company’s industry-leading antibody-drug conjugate (ADC) technology harnesses the targeting ability of antibodies to deliver cell-killing agents directly to cancer cells. Seattle Genetics commercializes ADCETRIS® (brentuximab vedotin) for the treatment of several types of CD30-expressing lymphomas. The company is also advancing a robust pipeline of novel therapies for solid tumors and blood-related cancers designed to address significant unmet medical needs and improve treatment outcomes for patients. More information can be found at www.seattlegenetics.com and follow @SeattleGenetics on Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain, in addition to historical information, certain forward-looking statements regarding future events, conditions or circumstances of Seattle Genetics and its affiliates or Cascadian Therapeutics following completion of the tender offer, the merger and other related transactions (the “Transactions”) including financial results and other statements herein that are not historical fact. Often, but not always, forward-looking statements can be identified by the use of words such as

“plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates” or “believes,” or variations of such words and phrases or state that certain actions, events, conditions, circumstances or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements of Seattle Genetics or Cascadian Therapeutics following completion of the Transactions to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include: (i) future financial results of operations including of product sales, revenue, and expenses of Seattle Genetics, and the timing of any financial guidance, (ii) the results of discovery efforts and preclinical, clinical and commercial activities by Seattle Genetics, or those of its collaborators and competitors, (iii) announcements of the FDA or foreign regulatory approval or non-approval of product candidates, or specific label indications for or restrictions, warnings or limitations in its use, or delays in the regulatory review or approval process, in connection with product candidates, (iv) announcements regarding the results of the clinical trials Seattle Genetics is conducting or may in the future conduct, (v) announcements regarding, or negative publicity concerning, adverse events associated with the use of Seattle Genetics’ products or product candidates, (vi) termination of or changes in Seattle Genetics’ existing collaborations or licensing arrangements, (vii) entry into additional material strategic transactions including licensing or acquisition of products, businesses or technologies, (viii) actions taken by regulatory authorities with respect to product candidates, clinical trials or regulatory filings of Seattle Genetics or its collaborators, (ix) raising of additional capital and the terms upon which Seattle Genetics may raise any additional capital, (x) market conditions for equity investments in general, or the biotechnology or pharmaceutical industries in particular, (xi) developments or disputes concerning Seattle Genetics’ proprietary rights, (xii) developments regarding the pending and potential additional related purported securities class action lawsuits, as well as any other potential litigation, (xiii) share price and volume fluctuations attributable to inconsistent trading volume levels of Seattle Genetics’ shares, (xiv) changes in government regulations, (xv) economic or other external factors and (xvi) other factors discussed under the caption “Risk Factors” in each company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC, including the tender offer documents filed by Seattle Genetics and the solicitation/recommendation to be filed by Cascadian Therapeutics. Many of these risks and uncertainties relate to factors that are beyond the Seattle Genetics’ ability to control or estimate precisely, and any or all of the Seattle Genetics’ forward-looking statements may turn out to be wrong. Seattle Genetics cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Seattle Genetics disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, conditions, circumstances or otherwise, except as required by applicable law.

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CONTACTS:

Seattle Genetics, Inc.

Investors:

Peggy Pinkston

425-527-4160

ppinkston@seagen.com

Media:

Tricia Larson

425-527-4180

tlarson@seagen.com